EXHIBIT 99.1

KBR Announces First Quarter 2023 Financial Results

Delivered Outstanding Q1 Results
Sequential Revenue Growth in all Business Units
Award Momentum Reflected in Strong TTM BTB

HOUSTON, TX - May 1, 2023 - KBR, Inc. (NYSE: KBR) today announced its first quarter 2023 financial results.

“KBR's incredible people have once again delivered outstanding results in Q1,” said Stuart Bradie, KBR president and CEO. “Strong underlying growth and margin expansion drove earnings performance and momentum continued with an excellent bookings quarter. Our operational, safety and ESG performance were exemplary across all business areas."

“Of particular note in the quarter is that our bookings were in strategic areas across our portfolio - energy security, national security, defense modernization, space and sustainability. We are thus well-positioned to continue to deliver growth and value for our stakeholders."

New Business Awards
Backlog and options for the quarter totaled $20.9 billion. Delivered 1.4x trailing-twelve-months (TTM) book-to-bill1 as of March 31, 2023. Awarded $3.1 billion of bookings and options in the quarter.

Sustainable Technology Solutions (STS) delivered 1.9x TTM book-to-bill1 as of March 31, 2023, including awards and achievements in the quarter as follows:
•Booked a $0.8 billion award that represents KBR's proportionate share of its non-majority joint venture KZJV's notice to proceed with Phase 2 of Plaquemines LNG for Venture Global LNG, inclusive of KBR services to be provided to KZJV.
•Selected as the primary integrated project management contractor across BP's global hydrogen project portfolio.
•Launched Sustainable Aviation Fuel (SAF) technology in alliance with Swedish Biofuels AB, extending KBR's decarbonization and energy transition portfolio into the aviation sector with a differentiated SAF offering.
•Signed a green ammonia technology, K-GreeN®, contract with Enaex, S.A. for its innovative HyEx green ammonia project in Chile.
•Selected as the ammonia technology provider for a large-scale one million tons per annum low-carbon ammonia facility in the Middle East GCC region, reinforcing the region's focus on emerging as a leader in low-carbon fuels by capitalizing on ammonia as a vector for clean hydrogen.
•Signed a contract with Hyundai Engineering Company Ltd to supply proprietary equipment for the first modular plant for KBR's leading advanced plastics recycling technology Hydro-PRT®.
•Received a Letter of Intent from Equinor Canada for the front-end engineering design of the topside facilities of the new Bay Du Nord floating production, storage, and offloading facility to be located offshore Newfoundland, Canada.
•Launched SCOREKlean℠, a proprietary ethylene and propylene process technology utilizing 100% hydrogen-fueled burners for zero emissions from the ethylene cracking furnaces.
•Announced the acquisition of Acetica℠, an acetic acid production technology, which expands KBR's petrochemicals value chain through a profitable pathway for CO2 utilization.
1 Consistent with our practice, book-to-bill excludes long-term UK PFIs 1

Government Solutions (GS) delivered 1.0x TTM book-to-bill1 as of March 31, 2023, including awards and achievements in the quarter as follows:
•Announced the release of Asset Ikigai®, an ISO 55001-certified, next generation asset management framework to help customers maximize the value they can realize from their physical asset portfolios.
•Awarded increases to existing task orders for LOGCAP V to support new activity in NORTHCOM and EUCOM.
•Growth on TENCAP (Tactical Exploitation of National Capabilities Program), which provides high-end technical services for rapid prototyping and fielding of systems for the U.S. Air Force.
•UK Space Command accepted Frazer-Nash proposal for Iron Stallion licenses. Iron Stallion supports national interests in the space domain for both the UK and U.S.
•A number of new awards and significant on-contract growth in classified programs supporting technology advancement opposite near peer threats.

Summarized First Quarter Fiscal 2023 Financial Results

	Three Months Ended March 31,
Dollars in millions, except share data	2023	2022
Revenues	$1,703	$1,714
Operating income	$144	$(31)
Net income attributable to KBR	$86	$(71)
Adjusted EBITDA[1]	$182	$154
Operating income margin %	8%	(2)%
Adjusted EBITDA[1] margin %	11%	9%
Earnings per share:
Diluted earnings per share	$0.56	$(0.51)
Adjusted earnings per share[1]	$0.67	$0.62
Cash flows:
Operating cash flows	$35	$89
Adjusted operating cash flows[1]	$35	$89
Adjusted free cash flows[1]	$16	$83

Financial Highlights for the Quarter Ended March 31, 2023
•Revenue of $1.7 billion, up 18% on an ex-OAW1 year-over-year-basis
•Net income attributable to KBR of $86 million; Adjusted EBITDA1 of $182 million (11% Adjusted EBITDA1 margin)
•Diluted EPS of $0.56; Adjusted EPS1 of $0.67, up 22% on an ex-OAW1 year-over-year basis
•Operating cash flows of $35 million
•Bookings and options of $3.1 billion during the quarter with 1.4x TTM book-to-bill2

Commentary on Quarter Ended March 31, 2023
Revenues for the quarter were $1.7 billion, flat compared to 1Q'22. Revenue ex-OAW1 increased $258 million, or 18%, primarily attributable to increased activity to support exercises, training and other activities in the European Command, on-contract growth in Science & Space, and growing demand in Sustainable Technology Solutions primarily from engineering and professional services and technology licensing.

Net income attributable to KBR was $86 million, up $157 million compared to 1Q'22, primarily due to higher gross profit and a non-cash charge to equity in earnings of unconsolidated affiliates of $137 million in connection with the Subcontractor Settlement Agreement in 1Q'22 that did not recur in 1Q'23.

1 As used throughout this earnings release, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted earnings per share, Adjusted operating cash flows, Adjusted free cash flows, Revenue excluding OAW and Adjusted EPS excluding OAW are non-GAAP financial measures. See additional information at the end of this release regarding non-GAAP financial information, including reconciliations to the nearest GAAP measures.
2 Consistent with our practice, book-to-bill excludes long-term UK PFIs

Adjusted EBITDA1 was $182 million, up 18% compared to 1Q'22, and Adjusted EBITDA1 margin expanded to 11%, up 170 bps over the same period.

Diluted earnings per share and Adjusted earnings per share1 increased in line with the increase in net income attributable to KBR.

Operating cash flows were $35 million, down 61% compared to 1Q'22, due to strong sequential revenue growth and associated working capital requirements, plus timing items expected to recover in later quarters.

Liquidity, Capital Structure, and Dividends
Capital returned to shareholders totaled $77 million during the quarter, consisting of $61 million in share repurchases, inclusive of $50 million of open market repurchases and $11 million of repurchases to satisfy requirements of equity compensation plans, and $16 million in regular dividends.

During the quarter, KBR received approximately $61 million (AUD $90 million) due to a return of investment from JKC resulting from the receipt of the second payment from the Ichthys Subcontractor Settlement Agreement. These proceeds are reflected in cash flows from investing activities.

We use interest rate swaps to reduce interest rate risk and to manage net interest expense by converting our variable rate debt into fixed-rate debt. As a result of the additional interest rate swaps we entered into during the quarter, our fixed to float debt mix was 91% to 9% as of March 31, 2023.

Reaffirms Fiscal 2023 Guidance
The table below summarizes unchanged fiscal 2023 guidance and represents our views as of May 1, 2023.

Fiscal 2023 Guidance
Revenue	$6.9B - $7.1B
Adjusted EBITDA[1]	$715M - $745M
Adjusted EPS[1]	$2.76 - $2.96
Effective tax rate	24% - 25%
Adjusted operating cash flows	$425M - $460M

The company does not provide reconciliations of Adjusted EBITDA to the most comparable GAAP financial measures on a forward-looking basis because the company is unable to predict with reasonable certainty the ultimate outcome of legal proceedings, unusual gains and losses, and acquisition-related expenses without unreasonable effort, which could be material to the company’s results computed in accordance with GAAP.

1 As used throughout this earnings release, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted earnings per share, Adjusted operating cash flows, Adjusted free cash flows, Revenue excluding OAW and Adjusted EPS excluding OAW are non-GAAP financial measures. See additional information at the end of this release regarding non-GAAP financial information, including reconciliations to the nearest GAAP measures.
2 Consistent with our practice, book-to-bill excludes long-term UK PFIs

Conference Call Details
The company will host a conference call to discuss its first quarter financial results on Monday, May 1, 2023, at 7:30 a.m. Central Time. The conference call will be webcast simultaneously through the Investor Relations section of KBR’s website at investors.kbr.com. A replay of the webcast will be available shortly after the call on KBR’s website or by telephone at +1.866.813.9403, passcode: 187403.

About KBR
We deliver science, technology and engineering solutions to governments and companies around the world. KBR employs approximately 32,000 people worldwide with customers in more than 80 countries and operations in 33 countries. KBR is proud to work with its customers across the globe to provide technology, value-added services, and long-term operations and maintenance services to ensure consistent delivery with predictable results. At KBR, We Deliver.
Visit www.kbr.com

1 As used throughout this earnings release, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted earnings per share, Adjusted operating cash flows, Adjusted free cash flows, Revenue excluding OAW and Adjusted EPS excluding OAW are non-GAAP financial measures. See additional information at the end of this release regarding non-GAAP financial information, including reconciliations to the nearest GAAP measures.     4

KBR, Inc.
Backlog Information
(In millions)
(Unaudited)

	March 31,	December 31,
	2023	2022
Government Solutions	$11,651	$11,543
Sustainable Technology Solutions	4,867	4,012
Total backlog	$16,518	$15,555
Award options	4,368	4,203
Total backlog and options	$20,886	$19,758

Government Solutions backlog and options for the quarter ended March 31, 2023 totaled $16.0 billion, up $0.3 billion compared to December 31, 2022. Sustainable Technology Solutions backlog for the quarter ended March 31, 2023 totaled $4.9 billion, up $0.9 billion compared to December 31, 2022 primarily due to increased demand for technologies and solutions across its offerings portfolio.

Forward-Looking Statements
The statements in this press release that are not historical statements, including statements regarding our expectations for our future financial performance, effective tax rate, operating cash flows, contract revenues, award activity, our business strategy, and our plans for raising and deploying capital, paying dividends and settling our convertible notes at maturity, are forward-looking statements within the meaning of the federal securities laws. These statements are subject to numerous risks and uncertainties, many of which are beyond the company’s control that could cause actual results to differ materially from the results expressed or implied by the statements. These risks and uncertainties include, but are not limited to: the ongoing conflict between Russia and Ukraine and the related impacts on our business as we continue to carry out efforts to wind down operations in Russia; potential adverse economic and market conditions, such as interest rate and currency exchange rate fluctuations, including as a result of pandemics such as COVID-19; the recent dislocation of the global energy market; the company’s ability to manage its liquidity; the outcome of and the publicity surrounding audits and investigations by domestic and foreign government agencies and legislative bodies; potential adverse proceedings by such agencies and potential adverse results and consequences from such proceedings; changes in capital spending by the company’s customers; the company’s ability to obtain contracts from existing and new customers and perform under those contracts; structural changes in the industries in which the company operates; escalating costs associated with and the performance of fixed-fee projects and the company’s ability to control its cost under its contracts; claims negotiations and contract disputes with the company’s customers; changes in the demand for or price of oil and/or natural gas; protection of intellectual property rights; compliance with environmental laws; changes in government regulations and regulatory requirements; compliance with laws related to income taxes; unsettled political conditions, war and the effects of terrorism; foreign operations and foreign exchange rates and controls; the development and installation of financial systems; the possibility of cyber and malware attacks; increased competition for employees; the ability to successfully complete and integrate acquisitions; and operations of joint ventures, including joint ventures that are not controlled by the company.

The company's most recently filed Annual Report on Form 10-K, any subsequent Form 10-Qs and 8-Ks, and other U.S. Securities and Exchange Commission filings discuss some of the important risk factors that the company has identified that may affect its business, results of operations and financial condition. Except as required by law, the company undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

For further information, please contact:
Investors
Jamie DuBray
Vice President, Investor Relations
713-753-2133
Investors@kbr.com

Media
Philip Ivy
Vice President, Global Communications
713-753-3800
Mediarelations@kbr.com

KBR, Inc.
Condensed Consolidated Statements of Operations
(In millions, except for per share data)
(Unaudited)

	Three Months Ended March 31,
	2023	2022
Revenues:
Government Solutions	$1,328	$1,459
Sustainable Technology Solutions	375	255
Total revenues	1,703	1,714
Gross profit	245	196
Equity in earnings (losses) of unconsolidated affiliates	23	(118)
Selling, general and administrative expenses	(124)	(107)
Other	—	(2)
Operating income (loss):
Government Solutions	102	116
Sustainable Technology Solutions	82	(106)
Other	(40)	(41)
Total operating income (loss)	144	(31)
Interest expense	(26)	(20)
Other non-operating expense	(2)	—
Income (loss) before income taxes	116	(51)
Provision for income taxes	(30)	(19)
Net income (loss)	86	(70)
Less: Net income (loss) attributable to noncontrolling interests	—	1
Net income (loss) attributable to KBR	$86	$(71)
Adjusted EBITDA[1]	$182	$154
Diluted EPS[2]	$0.56	$(0.51)
Adjusted EPS[1,2]	$0.67	$0.62

[1] See additional information at the end of this release regarding non-GAAP financial information, including a reconciliation to the nearest GAAP measure
[2] Diluted EPS is calculated using a share count of 154 million and 140 million for the three month periods ended March 31, 2023 and March 31, 2022, respectively. Adjusted EPS is calculated using a share count of 140 million and 143 million for the three month periods ended March 31, 2023 and March 31, 2022, respectively.

KBR, Inc.
Condensed Consolidated Balance Sheets
(In millions, except share data)

	March 31,	December 31,
	2023	2022
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$416	$389
Accounts receivable, net of allowance for credit losses of $9 and $9, respectively	1,076	942
Contract assets	258	252
Other current assets	162	164
Total current assets	1,912	1,747
Pension Assets	62	46
Property, plant, and equipment, net of accumulated depreciation of $418 and $417 (including net PPE of $27 and $22 owned by a variable interest entity), respectively	206	182
Operating lease right-of-use assets	149	164
Goodwill	2,095	2,087
Intangible assets, net of accumulated amortization of $346 and $332, respectively	642	645
Equity in and advances to unconsolidated affiliates	172	188
Deferred income taxes	205	213
Other assets	293	294
Total assets	$5,736	$5,566
Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable	$755	$637
Contract liabilities	282	275
Accrued salaries, wages and benefits	285	325
Current maturities of long-term debt	367	364
Operating lease liabilities	47	48
Other current liabilities	192	172
Total current liabilities	1,928	1,821
Employee compensation and benefits	94	105
Income tax payable	118	117
Deferred income taxes	94	92
Long-term debt	1,374	1,376
Operating lease liabilities	185	193
Other liabilities	286	230
Total liabilities	4,079	3,934
Commitments and Contingencies
KBR shareholders' equity:
Preferred stock, $0.001 par value, 50,000,000 shares authorized, none issued	—	—
Common stock, $0.001 par value 300,000,000 shares authorized, 181,420,685 and 180,807,960 shares issued, and 136,039,210 and 136,505,145 shares outstanding, respectively	—	—
Paid-in capital in excess of par	2,244	2,235
Retained earnings	1,478	1,410
Treasury stock, 45,381,475 shares and 44,302,815 shares, at cost, respectively	(1,203)	(1,143)
Accumulated other comprehensive loss	(875)	(882)
Total KBR shareholders' equity	1,644	1,620
Noncontrolling interests	13	12
Total shareholders' equity	1,657	1,632
Total liabilities and shareholders' equity	$5,736	$5,566

KBR, Inc.
Condensed Consolidated Statements of Cash Flows
(In millions)
(Unaudited)

	Three Months Ended March 31,
	2023	2022
Cash flows from operating activities:
Net income	$86	$(70)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	36	33
Equity in (earnings) losses of unconsolidated affiliates	(23)	118
Deferred income tax	14	16
Other	10	12
Changes in operating assets and liabilities:
Accounts receivable, net of allowance for credit losses	(130)	370
Contract assets	(7)	14
Accounts payable	110	(400)
Contract liabilities	6	24
Accrued salaries, wages and benefits	(36)	(43)
Payments on operating lease obligation	(17)	(14)
Payments from unconsolidated affiliates, net	6	7
Distributions of earnings from unconsolidated affiliates	24	30
Pension funding	(4)	(11)
Other assets and liabilities	(40)	3
Total cash flows provided by operating activities	$35	$89
Cash flows from investing activities:
Purchases of property, plant and equipment	$(19)	$(6)
Proceeds from sale of assets or investments	—	18
Return of (investments in) equity method joint ventures, net	61	(1)
Other	—	1
Total cash flows provided by investing activities	$42	$12
Cash flows from financing activities:
Payments on short-term and long-term debt	(4)	(4)
Payments of dividends to shareholders	(16)	(15)
Net proceeds from issuance of common stock	2	4
Payments to reacquire common stock	(61)	(33)
Other	25	(4)
Total cash flows used in financing activities	$(54)	$(52)
Effect of exchange rate changes on cash	4	(7)
Increase in cash and cash equivalents	27	42
Cash and cash equivalents at beginning of period	389	370
Cash and cash equivalents at end of period	$416	$412
Supplemental disclosure of cash flows information:
Noncash investing activities
Leasehold improvements paid by landlord	$7	$—
Accrued but unpaid purchases of property, plant and equipment	$11	$—
Noncash financing activities
Dividends declared	$18	$17

Non-GAAP Financial Information
The following information provides reconciliations of certain non-GAAP financial measures presented in the press release to which this reconciliation is attached to the most directly comparable financial measures calculated and presented in accordance with generally accepted accounting principles (GAAP). The company has provided the non-GAAP financial information presented in the press release as information supplemental and in addition to the financial measures presented in the press release that are calculated and presented in accordance with GAAP. Such non-GAAP financial measures should not be considered superior to, as a substitute for or alternative to, and should be considered in conjunction with, the GAAP financial measures presented in the press release. The non-GAAP financial measures in the press release may differ from similar measures used by other companies.

EBITDA and Adjusted EBITDA
We evaluate performance based on EBITDA and Adjusted EBITDA. EBITDA is defined as Net income (loss) attributable to KBR, plus interest expense, net; provision for income taxes; other non-operating expense; and depreciation and amortization. Adjusted EBITDA excludes certain amounts included in EBITDA. EBITDA and Adjusted EBITDA for each of the three month periods ended March 31, 2023 and 2022 are considered non-GAAP financial measures under SEC rules because EBITDA and Adjusted EBITDA exclude certain amounts included in the calculation of net income (loss) attributable to KBR in accordance with GAAP for such periods. Management believes EBITDA and Adjusted EBITDA afford investors a view of what management considers KBR's core performance for each of the three month periods ended March 31, 2023 and 2022 and also affords investors the ability to make a more informed assessment of such core performance for the comparable periods.

	Three Months Ended March 31,
Dollars in millions	2023	2022

Net income attributable to KBR	$86	$(71)
Adjustments
•Interest expense, net	26	20
•Other non-operating expense	2	—
•Provision for income taxes	30	19
•Depreciation and amortization	36	33
Consolidated EBITDA	$180	$1
Adjustments
•Acquisition, integration and restructuring	1	1
•Ichthys commercial resolution	2	132
•Legacy legal fees	5	4
•(Benefits) provisions related to exit from Russian commercial projects	(6)	16
Adjusted EBITDA	$182	$154

	Three Months Ended March 31,
Dollars in millions	2023	2022

Operating income (loss)	$144	$(31)
Adjustments
•Noncontrolling interest	—	(1)
•Depreciation and amortization	36	33
Consolidated EBITDA	$180	$1
Adjustments
•Acquisition, integration and restructuring	1	1
•Ichthys commercial resolution	2	132
•Legacy legal fees	5	4
•(Benefits) provisions related to exit from Russian commercial projects	(6)	16
Adjusted EBITDA	$182	$154

Adjusted EPS
Adjusted earnings per share (Adjusted EPS) for each of the three month periods ended March 31, 2023 and 2022 is considered a non-GAAP financial measure under SEC rules because Adjusted EPS excludes certain amounts included in the Diluted EPS calculated in accordance with GAAP for such periods. The most directly comparable financial measure calculated in accordance with GAAP is Diluted EPS for the same periods. Management believes that Adjusted EPS affords investors a view of what management considers KBR's core earnings performance for each of the three month periods ended March 31, 2023 and 2022 and also affords investors the ability to make a more informed assessment of such core earnings performance for the comparable periods.

We have calculated Adjusted EPS for each of the three month periods ended March 31, 2023 and 2022 by adjusting Diluted EPS for the items included in the table below.

	Three Months Ended March 31,
	2023	2022

Diluted EPS[1]	$0.56	$(0.51)
Adjustments
•Amortization related to acquisitions	0.05	0.05
•Ichthys interest and commercial dispute costs	0.01	0.96
•Acquisition, integration and restructuring	0.01	—
•Impact of new convert accounting and bond hedge	0.05	0.01
•Legacy legal fees	0.02	0.02
•(Benefits) provisions related to exit from Russian commercial projects	(0.03)	0.09
Adjusted EPS[1]	$0.67	$0.62
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1 Diluted EPS is calculated using a share count of 154 million and 140 million for the three month periods ended March 31, 2023 and March 31, 2022, respectively. Adjusted EPS is calculated using a share count of 140 million and 143 million for the three month periods ended March 31, 2023 and March 31, 2022, respectively.

We have calculated the 2023 guidance for Adjusted EPS by adjusting Diluted EPS for the items included in the table below.

	Fiscal 2023 Guidance
Diluted EPS[2] guidance	$2.31	$2.51
Adjustments
•Amortization related to acquisitions	0.17
•Ichthys interest and commercial dispute costs	0.01
•Acquisition, integration and restructuring	0.04
•Impact of new convert accounting and bond hedge[1]	0.20
•Legacy legal fees	0.06
•Benefits related to exit from Russian commercial projects	(0.03)
Adjusted EPS[2] guidance	$2.76	$2.96
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1 Conversion option will be calculated and adjusted quarterly based on KBR trading price.
2 Diluted and Adjusted Fiscal 2023 EPS guidance is calculated using a share count of approximately 152 million and 138 million, respectively.

Adjusted Cash Flows Provided by Operating Activities and Adjusted Free Cash Flows
Adjusted operating cash flows and Adjusted free cash flows are considered non-GAAP financial measures under SEC rules. Adjusted operating cash flows exclude certain amounts included in the cash flows provided by operating activities calculated in accordance with GAAP. Adjusted free cash flows exclude capital expenditures from Adjusted operating cash flows. The most directly comparable financial measure calculated in accordance with GAAP is cash flows provided by operating activities. Management believes that Adjusted operating cash flows and Adjusted free cash flows afford investors a view of what management considers KBR's core operating cash flow performance and also afford investors the ability to make a more informed assessment of such core operating cash generation performance.

We have calculated Adjusted operating cash flows and Adjusted free cash flows for each of the three month periods ended March 31, 2023 and 2022 by adjusting operating cash flow provided by operating activities for items included in the table below.

	Three Months Ended March 31,
Dollars in millions	2023	2022
Cash flows provided by operating activities	$35	$89
Remove: CARES Act temporary tax repayment (relief)	—	—
Adjusted operating cash flows	$35	$89
Less: Capital expenditures	(19)	(6)
Adjusted free cash flows	$16	$83

Adjusted operating cash flow per share[1]	$0.25	$0.62
Adjusted free cash flow per share[1]	$0.11	$0.58
Adjusted earnings per share[1]	$0.67	$0.62
Adjusted operating cash conversion	37%	100%
Adjusted free cash conversion	16%	94%
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1 Adjusted operating cash flow, Adjusted free cash flow per share, and Adjusted EPS are calculated using a share count of 140 million and 143 million for the three month periods ended March 31, 2023 and March 31, 2022, respectively.

Revenue and Adjusted EPS excluding OAW

	Three Months Ended March 31,
Dollars in millions	2023	2022	Growth

Revenue (as reported)	$1,703	$1,714
Revenue attributable to OAW	—	269
Revenue ex-OAW	$1,703	$1,445	18%

	Three Months Ended March 31,
	2023	2022	Growth

Adjusted EPS[1] (as reported)	$0.67	$0.62
Adjusted EPS[1] attributable to OAW	—	0.07
Adjusted EPS[1] ex-OAW	$0.67	$0.55	22%
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1 Adjusted EPS is calculated using a share count of 140 million and 143 million for the three month periods ended March 31, 2023 and March 31, 2022, respectively.